Exhibit 1.01
Medtronic plc
Conflict Minerals Report
For the Year Ended December 31, 2023

Overview
This Conflict Minerals Report (this “Report”) of Medtronic plc (“Medtronic,” the “Company,” “we,” “us,” and “our”) has been prepared by us on a consolidated basis for the reporting period from January 1, 2023 to December 31, 2023 (the “Reporting Period”) pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended. Conflict minerals are defined as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which are limited to tantalum, tin and tungsten and gold (often referred to as 3TG) for the purposes of this assessment. The “Covered Countries” for the purposes of the Rule are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, and Angola.
If a registrant knows or has reason to believe that any of the conflict minerals necessary to the functionality or production of their products may have originated in the Covered Countries, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody and submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.
Forward-Looking Statements
This Conflict Minerals Report contains forward-looking statements, which are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. These statements include statements regarding our goals for future improvements to our due diligence process and to mitigate the risk about the sourcing of our conflict minerals. All forward-looking statements involve risk and uncertainty. Risks that may cause these forward-looking statements to be inaccurate include: failure to carry out these plans in a timely manner or at all; lack of cooperation or progress by our suppliers, their respective suppliers and smelters; lack of progress by smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities) or these plans may not be effective. In addition, you should also consider the important factors described in reports and documents that we file from time to time with the SEC, including the factors described under the sections titled “Risk Factors” in the Company’s most recently submitted Quarterly or Annual Reports. Except as required by law, we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.
Company Summary
Medtronic plc, headquartered in Dublin, Ireland, is the leading global healthcare technology company. Medtronic was founded in 1949 and today serves healthcare systems, physicians, clinicians, and patients in more than 150 countries worldwide. We remain committed to a mission written by our founder in 1960 that directs us “to contribute to human welfare by the application of biomedical engineering in the research, design, manufacture, and sale of products to alleviate pain, restore health, and extend life.”
Medtronic’s business segments and products for the Reporting Period included:
•The Cardiovascular Portfolio is made up of the Cardiac Rhythm & Heart Failure, Structural Heart & Aortic, and Coronary & Peripheral Vascular divisions. Cardiovascular products include pacemakers, insertable cardiac monitors, cardiac resynchronization therapy devices, implantable cardioverter defibrillators (ICD), leads and delivery systems, ablation products, electrophysiology catheters, products for the treatment of atrial fibrillation, information systems for the management of patients with Cardiac Rhythm & Heart Failure devices, products designed to reduce surgical site infections, coronary and peripheral stents and related delivery systems, balloons and related delivery systems, endovascular stent graft systems, heart valve replacement technologies, cardiac tissue ablation systems, and open heart and coronary bypass grafting surgical products. Cardiovascular also includes Care Management Services and Cath Lab Managed Services (CLMS) within the Cardiac Rhythm & Heart Failure division.
•The Medical Surgical Portfolio is made up of the Surgical Innovations and Respiratory, Gastrointestinal, & Renal divisions. Medical Surgical’s products span the entire continuum of patient care from diagnosis to recovery, with a focus on diseases of the gastrointestinal tract, lungs, pelvic region, kidneys, obesity, and preventable complications. The products include those for advanced and general surgical products, surgical stapling devices, vessel sealing instruments, wound closure, electrosurgery products, hernia mechanical devices, mesh implants, advanced ablation, interventional lung, ventilators, airway products, renal care products, and sensors and monitors for pulse oximetry, capnography, level of consciousness and cerebral oximetry.
•The Neuroscience Portfolio is made up of the Cranial & Spinal Technologies, Specialty Therapies, and Neuromodulation divisions. Neuroscience's products include various spinal implants, bone graft substitutes, biologic products, image-guided surgery and intra-operative imaging systems, robotic guidance systems used in the robot-assisted spine procedures, and systems that incorporate advanced energy surgical instruments. Neuroscience's products also focus on the treatment of overactive bladder, urinary retention, fecal incontinence, gastroparesis, as well as products to treat ear, nose, and throat (ENT), and therapies to treat the diseases of the vasculature in and around the brain, including coils, neurovascular stents and flow diversion products. Neuroscience also manufactures products related to implantable neurostimulation therapies and drug delivery systems for the treatment of chronic pain, movement disorders, and epilepsy.
•Diabetes' products include insulin pumps, continuous glucose monitoring (CGM) systems, insulin pump consumables, and smart insulin pen systems.
This Report has been prepared by Company management.
Design of Conflict Minerals Program
The Company has designed its conflict minerals program, and the reasonable country of origin inquiry and due diligence measures contained therein, to be in conformity, in all material respects, with the internationally recognized due diligence framework as set forth in the Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD, 2013) and related supplements for gold, tin, tantalum and tungsten. Due to the depth of the Company’s supply chain, the Company is far removed from the sources of ore from which conflict minerals are produced and the smelters and refiners that process those ores, and the Company has limited influence over the behavior of these smelters and refiners. Moreover, because of the geographic diversity and ongoing changes in the Company’s supply chain, the Company often has significant difficulty identifying those suppliers who are further upstream from the Company’s direct suppliers. As a result, the Company’s program was specifically designed to relate to our position in the minerals supply chain as a "downstream" purchaser. Summarized below are the design components of the Company’s conflict minerals program as they relate to the five-step framework from the OECD Guidance:
Step 1. Establish and Maintain Strong Company Management Systems
•Establish and maintain a policy for the sourcing of minerals from the Covered Countries, which is available at https://www.medtronic.com/content/dam/medtronic-com/us-en/corporate/corporate-governance/documents/medtronic-responsible-minerals-policy.pdf
•Maintain continued membership in the Responsible Minerals Initiative (“RMI”).
•Establish a system of controls and transparency through the use of the Conflict Minerals Reporting Template (“CMRT”) as a standard survey tool to identify smelters and refiners.
•Establish and maintain a conflict minerals management structure composed of three teams:
oSteering Committee comprised of the Chief Procurement Officer, Global Supply Management Leadership Team which is responsible for the overall program management of the conflict minerals compliance program, including strategy, governance structure, and oversight through the Supply Management Leadership Team.
oCentral Team comprised of the Director, Responsible Supply Management Program, a Supply Chain Program Manager, a Program Data Analyst, and a legal representative, which is responsible for the overall conflict minerals program design and implementation, including data collection, applicability and supplier review, reasonable country of origin inquiry (“RCOI”), due diligence, audit readiness, and reporting, as well as day-to-day program management; and

oRepresentatives from the Global Supply Management organization who support the work of the Central Team and act as liaisons to the business.
•Update Steering Committee on the status of the conflict minerals program on a quarterly basis.
•Develop and maintain a training document for employees that discusses the highlights of the Rule and the Company’s expectations of its suppliers to assist in complying with the Rule. Employees are trained through materials that are made available on the Company’s intranet site.
•Enable the Company to receive external inquiries and grievances from customers, employees, or other interested parties via the Company’s confidential Voice Your Concern Line at www.VoiceYourConcernLine.com or the conflict minerals e-mail box (rs.conflictminerals@medtronic.com).
•Develop and add a clause to templates for new and renewed supply agreements and to standard purchase order terms and conditions that requires suppliers to provide information about the sourcing of conflict minerals and smelters or refiners and to conduct due diligence on the source and chain of custody for any conflict minerals used in their manufacturing processes.
•Maintain records of the Company’s conflict minerals process for a minimum of five years, in accordance with the OECD Guidance
Step 2. Identify and Assess Risks in the Supply Chain
•Engage with affected suppliers by sending an email notifying them that the Company is subject to the Rule and that their cooperation in responding to a conflict minerals survey is requested.
•Conduct a supply chain survey, based on the CMRT developed by the RMI, of direct suppliers that supply the Company with products or components that may contain necessary conflict minerals.
•Receive and review responses from suppliers that were surveyed.
•Assess the reasonableness of all responses claiming to not use conflict minerals in their manufacturing processes based on internal knowledge of supplies purchased.
•Perform an automated red flag review of all supplier responses.
•Communicate with suppliers on the required corrective actions and request additional information as necessary.
Step 3. Design and Implement a Strategy to Respond to Identified Risks
•Implement a risk management plan that outlines the Company’s responses to identified risks.
•Send reminder letters to each supplier who does not respond to the Company’s initial survey request in an attempt to receive a completed CMRT and work through Category and/or Commodity managers to personally follow up with non-responsive, high-spend suppliers.
•Review supplier responses that claim to source conflict minerals from one or more of the Covered Countries.
•Follow up with suppliers that do not provide a smelter or refiner list or indicate that they do not provide a complete smelter or refiner list to request additional smelter or refiner information.
•Compare a list of unique smelters or refiners received from suppliers who respond that they source conflict minerals from the Covered Countries against conformant, active, and standard smelter or refiner lists per the RMAP for verification of existence and location of the smelters or refiners, as well as the location from which conflict minerals were sourced. Identify smelters or refiners on the RMAP conformant list. For all suppliers who provide unknown or non-RMAP conformant smelters or refiners, continue to work with the supplier to investigate the smelter or refiner and determine the location from which the conflict minerals originated.

•Evaluate facilities listed on CMRTs submitted by suppliers against red flag indicators defined in the OECD Guidance: geographic proximity to the Covered Countries, RMAP audit status, and credible evidence of unethical or conflict sourcing. If facilities meeting these criteria appear on CMRTs submitted by suppliers, the suppliers receive instructions to take risk mitigation actions.
•Send communication to non-conformant smelters and refiners identified in the Company’s supply chain asking them to get audited and become conformant.
•Send communication to direct suppliers who trigger due diligence by indicating sourcing from the Covered Countries reminding them of the Company’s responsible minerals policy and asking them to make every effort to source conflict minerals from the validated sources.
Step 4. Carry Out Independent Third-Party Audit of Smelter or Refiner’s Due Diligence Practices
•The Company is a downstream consumer of necessary conflict minerals and many steps removed from smelters or refiners who provide minerals and ores. The Company does not perform or direct audits of smelters or refiners within its supply chain and relies on the RMAP and its partners to conduct smelter and refiner due diligence.
Step 5. Report Annually on Supply Chain Due Diligence
•This Conflict Minerals Report is annually filed with the U.S. Securities and Exchange Commission. This Conflict Minerals Report is also available at www.medtronic.com (under the “Investors” caption and “SEC Filings” sub caption).
2023 Process
The Company determined that tin, tantalum, tungsten, and gold, often referred to as 3TG, were necessary to the functionality of many of its products. In order to conform to the Rule, the Company then performed a risk-based assessment to determine if the necessary conflict minerals in the products the Company manufactured or contracted to manufacture directly or indirectly financed or benefited armed groups in one or more of the Covered Countries. This risk-based assessment is discussed in further detail in the following sections.
Reasonable Country of Origin Inquiry
In accordance with the Rule, after the Company’s initial determination that conflict minerals were necessary to the functionality of many of its products, the Company conducted a reasonable country of origin inquiry (“RCOI”) to determine whether the Company had reason to believe that any of the conflict minerals necessary to the functionality or production of its products may have originated in the Covered Countries. The Company identified suppliers to survey by reviewing 2023 direct material purchases and applying applicability filters to segment suppliers that supply the Company with products or components that may contain necessary conflict minerals. After identifying the relevant suppliers, the Company then conducted a supply chain survey, based on the current version of the Conflict Minerals Reporting Template (“CMRT”) originally developed by the Conflict Free Sourcing Initiative (“CFSI”), of 190 direct suppliers that supply the Company with products or components that may contain necessary conflict minerals. The Company utilized a third-party web-based software platform and analysis system to conduct this supply chain survey. The suppliers surveyed represented all suppliers determined to be in-scope for 2023 based on the Company’s applicability filters, as mentioned above.
The Company received 178 responses from suppliers that were surveyed, representing a 94% response rate and 94% of all spend surveyed. The Company sent up to three reminder letters to each supplier who did not respond to the Company’s initial survey request in an attempt to receive a completed CMRT and worked through relationship managers to personally follow up with non-responsive, high-spend suppliers.
Of the 178 responses, 59 suppliers either claimed to source conflict minerals from one or more of the Covered Countries or provided information that caused the Company to reasonably believe that the supplier sourced conflict minerals from one or more of the Covered Countries. In addition, 11 suppliers identified using high-risk smelters that source from CAHRA’s, but not from Covered Countries. As a result, the Company has reason to believe that necessary conflict minerals in its products may have originated in the Covered Countries.
Red Flag Review

The Company performed an automated red flag review of all supplier responses. Each facility that met the RMI definition of a smelter or refiner of a 3TG mineral was assessed according to red flag indicators defined in the OECD Guidance. The three factors evaluated to determine the level of risk that each smelter poses to the supply chain are:
•Geographic proximity to the Covered Countries.
•RMAP audit status; and
•Credible evidence of unethical or conflict sourcing.
Based on these criteria the following facilities have been identified with red-flag risks in their supply chain:
•African Gold Refinery - CID003185 - Uganda
•Artek LLC - CID003553 - Russian Federation
•AU Traders and Refiners - CID002850 - South Africa
•Emirates Gold DMCC - CID002561 - United Arab Emirates
•Fidelity Printers and Refiners Ltd. - CID002515 - Zimbabwe
•Gejiu Kai Meng Industry and Trade LLC - CID000942 - China
•Gejiu Zili Mining and Metallurgy Co., Ltd. - CID000555 - China
•GGC Gujrat Gold Centre Pvt. Ltd. - CID002852 - India
•Hunan Jintai New Material Co., Ltd. - CID000769 - China
•Hydrometallurg, JSC - CID002649 - Russian Federation
•Industrial Refining Company - CID002587 - Belgium
•JSC "Kirovgrad Hard Alloys Plant" - CID003408 - Russian Federation
•JSC Ekaterinburg Non-Ferrous Metal Processing Plant - CID000927 - Russian Federation
•JSC Novosibirsk Refinery - CID000493 - Russian Federation
•JSC Uralelectromed - CID000929 - Russian Federation
•KalotPrecious Metals - CID002563 - United Arab Emirates
•Kyshtym Copper-Electrolytic Plant ZAO - CID002865 - Russian Federation
•Lingbao Gold Co., Ltd. - CID001056 - China
•LLC Vostok - CID003643 - Russian Federation
•Moliren Ltd. - CID002845 - Russian Federation
•Moscow Special Alloys Processing Plant - CID001204 - Russian Federation
•Novosibirsk Tin Combine - CID001305 - Russian Federation
•NPP Tyazhmetprom LLC - CID003416 - Russian Federation
•OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet) - CID001326 - Russian Federation
•OOO “Technolom” 1 - CID003614 - Russian Federation
•OOO “Technolom” 2 - CID003612 - Russian Federation
•Pongpipat Company Limited - CID003208 - Myanmar
•Prioksky Plant of Non-Ferrous Metals - CID001386 - Russian Federation
•PT Panca Mega Persada - CID001457 - Indonesia

•Samduck Precious Metals - CID001555 - Korea, Republic Of
•Singway Technology Co., Ltd. - CID002516 - Taiwan, Province Of China
•SOE Shyolkovsky Factory of Secondary Precious Metals - CID001756 - Russian Federation
•Solikamsk Magnesium Works OAO - CID001769 - Russian Federation
•Sudan Gold Refinery - CID002567 - Sudan
•Umicore Precious Metals Thailand - CID002314 - Thailand
•Unecha Refractory metals plant - CID002724 - Russian Federation
•VQB Mineral and Trading Group JSC - CID002015 - Viet Nam
•Yunnan Copper Industry Co., Ltd. - CID000197 - China
As part of our risk management plan under the OECD Guidance, when these facilities were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities were initiated. Submissions that included any of the above facilities immediately produced a return email instructing the supplier to take their own risk mitigation actions and to escalate this matter up within the supplier in order to work to remove these red flag smelters or refiners from their supply chain.
Due Diligence Measures Performed
Following the Company’s RCOI, the Company performed the following measures to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in the Company’s products which the Company has reason to believe may have originated from the Covered Countries:
•Reviewed supplier responses that claimed to source conflict minerals from one or more of the Covered Countries (59 out of 178 completed supplier responses) and compiled initial list of smelters and refiners provided by such suppliers.
•Followed up with suppliers that claimed to source, or provided information that caused the Company to reasonably believe that the supplier sourced, conflict minerals from one or more of the Covered Countries but did not provide a smelter or refiner list or indicated that they did not provide a complete smelter or refiner list to request additional smelter or refiner information.
•Compared a list of 522 potential unique smelters or refiners received from the above suppliers against conformant, active, and legitimate smelter or refiner lists per the RMAP for verification of existence and location of the smelters or refiners, as well as the location from which conflict minerals were sourced.
•Identified 225 smelters or refiners on the RMAP conformant list and 9 smelters on the RMAP active list.
•For all suppliers who provided non-RMAP conformant or non-RMAP active smelters or refiners (102 suppliers), the Company reached out to them and asked them to work with their smelters and encourage them to become RMAP conformant.
Results of Due Diligence Measures
As a downstream purchaser of products which contain conflict minerals, the Company’s due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. The Company’s due diligence processes are based on the necessity of seeking data from direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. The Company also relies, to a large extent, on information collected and provided by independent third-party audit programs. Such sources of information may yield inaccurate or incomplete information due to, among other reasons, gaps in supplier or smelter data, errors or omissions in information provided by suppliers or smelters, or misunderstandings by suppliers or smelters regarding the SEC requirements.
Per the Company’s supply chain survey, 59 of the Company’s suppliers claimed to source, or provided information that caused the Company to reasonably believe that the supplier sourced, conflict minerals from one or more of the Covered Countries.
Suppliers identified 522 potential smelter and refiner facilities that may process the necessary conflict minerals contained in the materials provided to the Company. Of those facilities:

•225 are listed as “conformant” on the RMAP list, meaning that they are conformant with the RMAP assessment protocols.
•9 are listed as “active” on the RMAP list, meaning that they have committed to undergo a RMAP audit or are participating in a cross-recognized certification program.
•120 are included on the RMAP list, but are not listed as “conformant” or “active”; and
•after comparing the remaining 168 names to the RMAP database, the Company was unable to determine that these were valid smelter names.
A listing of the known smelters and refiners identified by the Company’s suppliers is included in Annex I below. Not all of the included smelters and refiners may have processed the necessary conflict minerals contained in the Company’s products. In some cases, suppliers may have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their respective suppliers, the decision of such suppliers to provide information on a company-wide level rather than a product-based level, or for other reasons. The smelters and refiners listed in Annex I may not be all of the smelters and refiners in the Company’s supply chain, since certain suppliers were unable to identify the smelters and refiners of some of the necessary conflict minerals content contained in our products and because not all suppliers responded to our inquiries.
The RMAP-conformant smelters disclosed that, in addition to sourcing from recycled or scrap sources, they have sourced materials from L1, L2 and L3 countries, as well as from the Democratic Republic of the Congo. L1 and L2 countries are, respectively, countries with known active ore production that are not identified as conflict regions or plausible countries of smuggling or export of conflict minerals and countries that are known or plausible countries for smuggling, export out of L3 countries, or transit of materials containing conflict minerals. The L3 countries consist of the Covered Countries. The smelters that are not listed as “conformant” on the RMAP list disclosed that, in addition to sourcing from recycled or scrap sources, they have sourced materials from China, Australia, Canada, Indonesia, Peru, Bolivia, the United States of America and the L1 countries; however, many smelters did not provide specific country of origin data, and, as a result, this list is likely incomplete. The smelters that are not listed as “conformant” on the RMAP list did not disclose any mines located in the Covered Countries. An aggregate listing of all known countries of origin for sourced materials is included in Annex II below.
Compared to the 2022 reporting year, the Company observed the following changes through the analysis of RCOI and source and chain of custody due diligence data for the 2023 reporting year:
•There was an increase in the number of suppliers reporting high risk smelters or refiners from 63 to 70 due to the addition of 8 non-conformant smelters sourcing from CAHRAs.
•We saw an increase in the total number of smelters reported (from 468 to 522) and an increase in the number of non-legitimate smelter entities (126 to 168).
•11 suppliers identified using high-risk smelters or refiners that source 3TGs from CAHRAs but not from the Covered Countries.
Independent Private Sector Audit
The Company does not have sufficient information to determine whether its products are “DRC conflict free.” As such, an independent private sector audit is not required at this time.
Continuous Improvement
The Company took the following steps, among others, to mature its conflict minerals program, including its RCOI and due diligence measures, in accordance with OECD Guidance and to further mitigate the risk that the conflict minerals contained in its products finance or benefit armed groups in the Covered Countries:
•Continued to partner with a third-party software and service provider with extensive expertise in turn-key conflict minerals services.
•Shared all due diligence results with the Steering Committee who demonstrated awareness and concern, as well as responsiveness to the risks identified in the due diligence.

•Engaged with suppliers by directing them to training resources to increase the response rate and improve the quality of the supplier survey responses.
•Reached out to smelters and refiners within the Company’s supply chain who are not currently on the RMAP list and encouraged them to become conformant.
•Reached out to suppliers who indicated that they source conflict minerals from the Covered Countries to reiterate the Company’s policy and ask them to apply every effort to use only conformant sources of conflict minerals.
•Worked with non-responsive suppliers through follow-up letters and direct outreach by commodity managers to educate suppliers and facilitate responses.
•Created a process to receive external inquiries and grievances from customers, employees, or other interested parties.
•Participated in multiple webinars and conferences.
•Maintained membership in RMI since 2015, which provides the Company with the ability to participate in shaping industry policies regarding conflict minerals, a forum for engagement with stakeholder groups related to conflict minerals, and access to data regarding those facilities that are validated through the RMI.
The Company expects to take the following steps as part of continuous improvement:
•Review Conflict Minerals governance and participation of the Steering Committee.
•Work to further mature the Company’s conflict minerals program and build transparency over its supply chain in accordance with the OECD Guidance.
•Continue to evaluate the Company’s suppliers in order to determine those suppliers that are in-scope and should be surveyed as part of the Company’s conflict minerals program.
•Continue to drive our suppliers to obtain current, accurate, and complete information from their supply chain about their smelters and refiners of conflict minerals.
•Further focus on the analysis of supplier responses and maturing the Company’s due diligence efforts and procedures for suppliers that report to source from one or more of the Covered Countries, specifically at the smelter or refiner and component level.
•Increase the Company’s focus on conflict minerals compliance on high-risk and high-spend suppliers.

Annex I
Smelters and Refiners RY2023

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Tungsten	A.L.M.T. Corp.	Japan	CID000004	Conformant
Gold	Advanced Chemical Company	United States of America	CID000015	Active
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Conformant
Gold	Agosi AG	Germany	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Conformant
Gold	Asahi Pretec Corp.	Japan	CID000082	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Conformant

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103	Outreach Required
Tungsten	Kennametal Huntsville	United States of America	CID000105	Conformant
Gold	Aurubis AG	Germany	CID000113	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Conformant
Gold	Boliden AB	Sweden	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Conformant
Gold	Caridad	Mexico	CID000180	Outreach Required
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Conformant
Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Non Conformant
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Outreach Required
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Conformant
Gold	Chimet S.p.A.	Italy	CID000233	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Conformant
Gold	Chugai Mining	Japan	CID000264	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281	Outreach Required
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291	Conformant
Tin	Alpha	United States of America	CID000292	Conformant
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	Conformant
Tin	PT Premium Tin Indonesia	Indonesia	CID000313	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	Outreach Required
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359	Conformant
Gold	Dowa	Japan	CID000401	Conformant
Tin	Dowa	Japan	CID000402	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Conformant
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Conformant
Tin	Fenix Metals	Poland	CID000468	Conformant
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493	RMI Due Diligence Review - Unable to Proceed
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522	Outreach Required
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Conformant
Tin	Gejiu Zili Mining and Metallurgy Co., Ltd.	China	CID000555	Non Conformant
Tungsten	Global Tungsten & Powders LLC	United States of America	CID000568	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616	Conformant
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Outreach Required
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689	Conformant

Gold	Heimerle + Meule GmbH	Germany	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Conformant
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Outreach Required
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769	Non Conformant
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Outreach Required
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778	Communication Suspended - Not Interested
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Conformant
Gold	Istanbul Gold Refinery	Turkey	CID000814	Conformant
Gold	Japan Mint	Japan	CID000823	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Conformant
Gold	Asahi Refining USA Inc.	United States of America	CID000920	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	RMI Due Diligence Review - Unable to Proceed
Gold	JSC Uralelectromed	Russian Federation	CID000929	RMI Due Diligence Review - Unable to Proceed
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Non Conformant
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	Outreach Required
Gold	Kazzinc	Kazakhstan	CID000957	Conformant
Tungsten	Kennametal Fallon	United States of America	CID000966	Conformant
Gold	Kennecott Utah Copper LLC	United States of America	CID000969	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Conformant
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Non Conformant
Gold	L'azurde Company for Jewelry	Saudi Arabia	CID001032	RMI Due Diligence Review - Unable to Proceed
Gold	Lingbao Gold Co., Ltd.	China	CID001056	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058	Outreach Required
Tin	China Tin Group Co., Ltd.	China	CID001070	Conformant
Tantalum	AMG Brasil	Brazil	CID001076	Conformant
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Outreach Required
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105	Conformant
Gold	Materion	United States of America	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Conformant

Tin	Metallic Resources, Inc.	United States of America	CID001142	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Conformant
Gold	Metalor Technologies S.A.	Switzerland	CID001153	Conformant
Gold	Metalor USA Refining Corporation	United States of America	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Conformant
Tin	Mineracao Taboca S.A.	Brazil	CID001173	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Conformant
Tin	Minsur	Peru	CID001182	Conformant
Gold	Mitsubishi Materials Corporation	Japan	CID001188	Conformant
Tin	Mitsubishi Materials Corporation	Japan	CID001191	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Conformant
Tantalum	NPM Silmet AS	Estonia	CID001200	Conformant
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	RMI Due Diligence Review - Unable to Proceed
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Conformant
Gold	Nihon Material Co., Ltd.	Japan	CID001259	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Conformant
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305	RMI Due Diligence Review - Unable to Proceed
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326	RMI Due Diligence Review - Unable to Proceed
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State	CID001337	Conformant
Gold	MKS PAMP SA	Switzerland	CID001352	Conformant
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Outreach Required
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	RMI Due Diligence Review - Unable to Proceed
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	CID001402	Conformant
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406	Conformant
Tin	PT Bangka Tin Industry	Indonesia	CID001419	Active

Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421	Conformant
Tin	PT Bukit Timah	Indonesia	CID001428	Conformant
Tin	PT Mitra Stania Prima	Indonesia	CID001453	Conformant
Tin	PT Panca Mega Persada	Indonesia	CID001457	Outreach Required
Tin	PT Prima Timah Utama	Indonesia	CID001458	Conformant
Tin	PT Refined Bangka Tin	Indonesia	CID001460	Conformant
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Conformant
Tin	PT Timah Nusantara	Indonesia	CID001486	Conformant
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490	Conformant
Tin	PT Tommy Utama	Indonesia	CID001493	Conformant
Gold	PX Precinox S.A.	Switzerland	CID001498	Conformant
Tantalum	QuantumClean	United States of America	CID001508	Conformant
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Conformant
Gold	Royal Canadian Mint	Canada	CID001534	Conformant
Tin	Rui Da Hung	Taiwan, Province of China	CID001539	Conformant
Gold	Sabin Metal Corp.	United States of America	CID001546	Communication Suspended - Not Interested
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555	Non Conformant
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562	Communication Suspended - Not Interested
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Outreach Required
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	RMI Due Diligence Review - Unable to Proceed
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China	CID001761	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	RMI Due Diligence Review - Unable to Proceed
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Conformant
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province of China	CID001810	Outreach Required
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Conformant
Tantalum	Telex Metals	United States of America	CID001891	Conformant
Tin	Thaisarco	Thailand	CID001898	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Non Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Outreach Required
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Conformant

Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Outreach Required
Gold	Torecom	Korea, Republic Of	CID001955	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	United States of America	CID001993	Conformant
Gold	Valcambi S.A.	Switzerland	CID002003	Conformant
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015	Outreach Required
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Conformant
Gold	Yamakin Co., Ltd.	Japan	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Conformant
Gold	Morris and Watson	New Zealand	CID002282	Outreach Required
Gold	SAFINA A.S.	Czechia	CID002290	Conformant
Gold	Guangdong Jinding Gold Limited	China	CID002312	Outreach Required
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313	Communication Suspended - Not Interested
Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Non Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Conformant
Tin	CV Venus Inti Perkasa	Indonesia	CID002455	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468	Conformant
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478	Communication Suspended - Not Interested
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Conformant
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Non Conformant

Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Conformant
Tantalum	D Block Metals, LLC	United States of America	CID002504	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513	Conformant
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	RMI Due Diligence Review - Unable to Proceed
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China	CID002516	Non Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Outreach Required
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Outreach Required
Tantalum	KEMET de Mexico	Mexico	CID002539	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	Conformant
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544	Conformant
Tantalum	TANIOBIS GmbH	Germany	CID002545	Conformant
Tantalum	Materion Newton Inc.	United States of America	CID002548	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Conformant
Tantalum	Global Advanced Metals Boyertown	United States of America	CID002557	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Non Conformant
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Non Conformant
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	Outreach Required
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563	RMI Due Diligence Review - Unable to Proceed
Gold	Sudan Gold Refinery	Sudan	CID002567	Outreach Required
Tin	CV Ayi Jaya	Indonesia	CID002570	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	Non Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	Outreach Required

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574	Outreach Required
Gold	T.C.A S.p.A	Italy	CID002580	Conformant
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Conformant
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Outreach Required
Gold	Industrial Refining Company	Belgium	CID002587	Non Conformant
Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Outreach Required
Tungsten	Niagara Refining LLC	United States of America	CID002589	Conformant
Tin	PT Rajehan Ariq	Indonesia	CID002593	Conformant
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605	Conformant
Gold	Marsam Metals	Brazil	CID002606	Non Conformant
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641	Conformant
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	RMI Due Diligence Review - Unable to Proceed
Tin	PT Cipta Persada Mulia	Indonesia	CID002696	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	Outreach Required
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Conformant
Gold	Abington Reldan Metals, LLC	United States of America	CID002708	Conformant
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	Non Conformant
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750	Outreach Required
Tin	Super Ligas	Brazil	CID002756	Conformant
Gold	Albino Mountinho Lda.	Portugal	CID002760	Outreach Required
Gold	SAAMP	France	CID002761	Non Conformant
Gold	L'Orfebre S.A.	Andorra	CID002762	Conformant
Gold	8853 S.p.A.	Italy	CID002763	Non Conformant
Gold	Italpreziosi	Italy	CID002765	Conformant
Tin	Aurubis Beerse	Belgium	CID002773	Conformant
Tin	Aurubis Berango	Spain	CID002774	Conformant
Tin	PT Bangka Prima Tin	Indonesia	CID002776	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Conformant
Tin	PT Sukses Inti Makmur	Indonesia	CID002816	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827	Conformant
Tungsten	ACL Metais Eireli	Brazil	CID002833	Non Conformant
Tin	PT Menara Cipta Mulia	Indonesia	CID002835	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844	Conformant
Tungsten	Moliren Ltd.	Russian Federation	CID002845	RMI Due Diligence Review - Unable to Proceed
Gold	AU Traders and Refiners	South Africa	CID002850	Non Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	Non Conformant
Gold	Sai Refinery	India	CID002853	Outreach Required
Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Non Conformant

Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Non Conformant
Gold	Bangalore Refinery	India	CID002863	Active
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	RMI Due Diligence Review - Unable to Proceed
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Outreach Required
Gold	Pease & Curren	United States of America	CID002872	Communication Suspended - Not Interested
Gold	JALAN & Company	India	CID002893	Outreach Required
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918	Conformant
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Conformant
Gold	ABC Refinery Pty Ltd.	Australia	CID002920	Outreach Required
Gold	Safimet S.p.A	Italy	CID002973	Non Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Outreach Required
Gold	African Gold Refinery	Uganda	CID003185	RMI Due Diligence Review - Unable to Proceed
Gold	Gold Coast Refinery	Ghana	CID003186	Outreach Required
Gold	NH Recytech Company	Korea, Republic Of	CID003189	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Conformant
Tin	PT Bangka Serumpun	Indonesia	CID003205	Conformant
Tin	Pongpipat Company Limited	Myanmar	CID003208	Outreach Required
Gold	QG Refining, LLC	United States of America	CID003324	Outreach Required
Tin	Tin Technology & Refining	United States of America	CID003325	Conformant
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Outreach Required
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Non Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379	Non Conformant
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381	Conformant
Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Outreach Required
Gold	Sovereign Metals	India	CID003383	Outreach Required
Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China	CID003407	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408	RMI Due Diligence Review - Unable to Proceed
Tin	Precious Minerals and Smelting Limited	India	CID003409	Active
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Outreach Required
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	RMI Due Diligence Review - Unable to Proceed
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Conformant

Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Non Conformant
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Conformant
Gold	Augmont Enterprises Private Limited	India	CID003461	Non Conformant
Gold	Kundan Care Products Ltd.	India	CID003463	Outreach Required
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	Outreach Required
Gold	K.A. Rasmussen	Norway	CID003497	Outreach Required
Gold	Alexy Metals	United States of America	CID003500	Non Conformant
Tin	CRM Synergies	Spain	CID003524	Conformant
Gold	MD Overseas	India	CID003548	Outreach Required
Tungsten	Artek LLC	Russian Federation	CID003553	RMI Due Diligence Review - Unable to Proceed
Gold	Metallix Refining Inc.	United States of America	CID003557	Outreach Required
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583	Conformant
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609	Conformant
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612	RMI Due Diligence Review - Unable to Proceed
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614	RMI Due Diligence Review - Unable to Proceed
Gold	WEEEREFINING	France	CID003615	Conformant
Gold	Gold by Gold Colombia	Colombia	CID003641	Conformant
Tungsten	LLC Vostok	Russian Federation	CID003643	RMI Due Diligence Review - Unable to Proceed
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662	Outreach Required
Gold	Dongwu Gold Group	China	CID003663	Outreach Required
Gold	Sam Precious Metals	United Arab Emirates	CID003666	Outreach Required
Tin	DS Myanmar	Myanmar	CID003831	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868	Conformant
Tantalum	5D Production OU	Estonia	CID003926	Outreach Required
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978	Outreach Required
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993	Conformant
Gold	Coimpa Industrial LTDA	Brazil	CID004010	Conformant

Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	CID004034	Outreach Required
Tantalum	PowerX Ltd.	Rwanda	CID004054	Conformant
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia	CID004056	Outreach Required
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	CID004060	Outreach Required
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic of The	CID004065	Conformant
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province of China	CID004397	Conformant
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403	Active
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430	Conformant
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434	In Communication
Gold	GG Refinery Ltd.	Tanzania, United Republic Of	CID004506	Active
Gold	Impala Refineries – Base Metals Refinery (BMR)	South Africa	CID004604	Active
Gold	Impala Rustenburg	South Africa	CID004610	Active
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam	CID004619	Active

Annex II
Countries of Origin RY2023

Andorra
Australia
Austria
Belgium
Bolivia (Plurinational State Of)
Brazil
Canada
Chile
China
Colombia
Congo, Democratic Republic of The
Czechia
Estonia
France
Germany
Ghana
India
Indonesia
Italy
Japan
Kazakhstan
Korea, Republic Of

Kyrgyzstan
Lithuania
Malaysia
Mauritania
Mexico
Myanmar
Netherlands
New Zealand
North Macedonia
Norway
Peru
Philippines
Poland
Portugal
Russian Federation
Rwanda
Saudi Arabia
Singapore
South Africa
Spain
Sudan
Sweden
Switzerland
Taiwan, Province of China
Tanzania, United Republic Of
Thailand
Turkey
Uganda
United Arab Emirates
United Kingdom of Great Britain and Northern Ireland
United States of America
Uzbekistan
Viet Nam
Zimbabwe